[EXHIBIT 99.1.4]


                                    June 30, 1999


 Warner-Lambert Company
 201 Tabor Road
 Morris Plains, New Jersey 07950

 Re:  Second Amendment to Collaboration Agreement

 Dear Sirs/Madam:

      Pfizer Inc. ("Pfizer") and Warner-Lambert Company ("Warner-Lambert") entered into a Collaboration Agreement, effective as of June 28, 1996, as amended by a First Amendment to Collaboration Agreement, dated February 28, 1997 (as amended, the "Collaboration Agreement"). The parties wish to further amend the Collaboration Agreement regarding detailing to be performed by Pfizer. Accordingly, Section 2.02 of the Collaboration Agreement is hereby amended to insert the following new subsection (i):

      "(i) Commencing May 1, 1999 and continuing until the end of Agreement
           Year Five, PFIZER agrees that in discharge of its detailing obligations as specified in this Section 2.02, PFIZER shall utilize its Pratt sales force."

      Except as specifically amended herein, the Collaboration Agreement shall remain in full force and effect according to its terms. Please indicate your agreement to this Second Amendment by signing below and returning an original to us.

                                   Very truly yours,

                                   PFIZER INC.

                                   By:  /s/ Gary N. Jortner
                                      ------------------------------------
                                      Name:  Gary N. Jortner
                                      Title: Vice President, Pfizer Inc.;
                                             Senior Vice President
                                             Product Development,
                                             Pfizer Pharmaceutical Group

 AGREED AND ACCEPTED:

 WARNER-LAMBERT COMPANY


 By: /s/ Anthony Wild
     -----------------------------
 Name:  ANTHONY WILD
 Title: Executive Vice President